LOAN AND PLEDGE AGREEMENT

     AGREEMENT dated as of ________, 2002, between CUSTODIAL TRUST COMPANY ("Bank"), a bank and trust company organized and existing under the laws of the State of New Jersey, and AIP ALTERNATIVE STRATEGIES FUNDS ("Borrower"), a business trust organized and existing under the laws of the State of Delaware and registered as an investment company under the Investment Company Act of 1940, acting with respect to the several series or portfolios (each a "Portfolio") set forth on Schedule A hereto.

     WHEREAS, Borrower may seek to obtain, and Bank may be willing to make, loans to Borrower acting for a Portfolio, up to the maximum amount that Borrower is permitted under the Investment Company Act of 1940 to borrow for such Portfolio;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. The following terms, unless the context otherwise requires, shall have the following meanings as used herein:

     (a) "Business Day" means any day on which banks in the States of New Jersey and New York are open for business.

     (b) "Collateral" has the meaning given in Section 7(b) below.

     (c)  "Custody   Agreement"   means  the  custody   agreement  dated  as  of
________________, 2002, between Borrower and Bank.

     (d) "Event of Default" has the meaning given in Section 17 below.

     (e) "Excess Collateral" from a Portfolio at any time means (i) all Collateral which does not consist of cash in the Pledge Account of such Portfolio or Pledged Securities of such Portfolio and (ii) Collateral consisting of cash in such Pledge Account, and/or Pledged Securities of such Portfolio, having an aggregate Initial Loan Value not greater than the difference between
(A) the sum of all cash in such Pledge Account and the aggregate Initial Loan Value of all such Pledged Securities and (B) the sum of the outstanding aggregate principal amount of all the Loans that Borrower has obtained for such Portfolio and the interest accrued thereon.

     (f) "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     (g) "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services which under generally accepted accounting principles would be shown on a balance sheet of such Person as a liability, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all obligations of such Person in respect of interest rate and currency swap agreements and similar agreements obligating such Person to make payments, whether direct or indirect or periodically or upon the happening of a contingency, and (viii) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     (h) "Initial Loan Value" means the collateral value assigned to the Collateral in accordance with Section 7(e) below.

     (i) "Interest Closing Date" with respect to any Loan means the day next preceding the day that such Loan is repaid in full and, prior to such day, any day next preceding an Interest Commencement Date for such Loan.

     (j) "Interest Commencement Date" with respect to any Loan means the date on which such Loan is made and thereafter any 21st day of any month if such day occurs while such Loan is outstanding (or if any such 21st day is not a Business Day, then the next succeeding Business Day).

     (k) "Interest Period" with respect to any Loan means each period from and including an Interest Commencement Date for such Loan to and including the next succeeding Interest Closing Date for such Loan.

     (l) "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset or any assignment, hypothecation, deposit arrangement or other preferential arrangement of or with respect to such asset, and (ii) any purchase option, call or similar right of a third party with respect to such asset.

     (m) "Loan" and "Loans" have the meaning given in Section 2 below.

     (n) "Maintenance Loan Value" means the collateral value assigned to the Collateral in accordance with Section 7(e) below.

     (o) "Market Value" means the value assigned to the Collateral in accordance with Section 7(g) below.

     (p) "1940 Act" means the Investment Company Act of 1940 as from time to time in effect.

     (q) "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, government or any agency, court or political division thereof, or any other entity.

     (r) "Pledge Account" of a Portfolio means a custody account of Borrower acting for such Portfolio, which is maintained at Bank pursuant to the Custody Agreement and is marked to show that the assets recorded therein are pledged to Bank pursuant to this Agreement.

     (s) "Pledged Securities" of a Portfolio means all securities recorded in the Pledge Account of such Portfolio (including uncertificated securities recorded therein) and all other securities into which such securities are converted or for which they are exchanged.

     (t) "30-day LIBOR" means the one-month London Inter-Bank Offered Rate for U.S. dollars as quoted on Page 3750 on the Dow Jones Market Service, formerly known as the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be designated for the time being by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates) as of 11:00 a.m., London time, on an Interest Commencement Date.

     2. LOANS. (a) Subject to the terms and conditions of this Agreement, Bank may, in its sole and absolute discretion, make loans to Borrower acting for a Portfolio (each, a "Loan", and, collectively, the "Loans") at such times and in such amounts as Borrower may request, which amounts may be borrowed, repaid and reborrowed, provided that the Loans shall not exceed in aggregate principal amount at any one time outstanding the maximum amount Borrower is then permitted under the 1940 Act to borrow for such Portfolio.

     (b) Each Loan shall be in a principal amount of $100,000 or more.

     (c) Borrower shall request each Loan by notice to Bank, specifying (i) the Portfolio for which such Loan is being requested, (ii) the date (which shall be a Business Day) on which Borrower desires that such Loan be made, (iii) the principal amount of such Loan, (iv) the Collateral for such Loan and (v) such information about the use of the proceeds from such Loan as Bank may from time to time require, which notice shall be received by Bank no later than the last Business Day prior to the date on which Borrower desires that such Loan be made.

     (d) Each Loan shall be evidenced by the Pledge Account of the Portfolio for which such Loan was obtained by Borrower and by the records made therein by Bank, which shall be conclusive, absent manifest error, as to the amount of such Loan and the interest and payments thereon. Any failure so to record or any error in doing so shall not limit or otherwise affect the obligation of Borrower under this Agreement to pay any amount owing with respect to such Loan.

     (e) Performance by Borrower of all the obligations and covenants it has incurred and made under this Agreement shall in no way impair or compromise the sole and absolute discretion of Bank to agree or not agree to make any Loan.

     3. CONDITIONS PRECEDENT. (a) The obligation of Bank to make any Loan which it has, in its sole and absolute discretion, agreed to make shall be subject to the fulfillment on the date of the making of such Loan of each of the following conditions precedent: (i) that no event has occurred and is continuing which constitutes an Event of Default with respect to the Portfolio for which Borrower has requested such Loan or which, upon the giving of notice, the lapse of time, or both, would constitute such an Event of Default, (ii) that the representations and warranties of Borrower in Sections 9, 10 and 11 below are correct and accurate as though made on such date, (iii) that after giving effect to the making of such Loan, such Portfolio's continuous asset coverage, as defined in the 1940 Act, is no less than 300% of the aggregate principal amount of all the borrowings (including such Loan) obtained by Borrower on its behalf and then outstanding,(iv) that Borrower has fulfilled, to the satisfaction of Bank, Borrower's obligations with respect to such Loan and the Collateral therefor as set forth in Section 7(a) below, (v) that after giving effect to the making of such Loan and the pledge of Collateral therefor, the Collateral then held by Bank includes Pledged Securities of such Portfolio, and/or cash in the Pledge Account of such Portfolio, having an aggregate Initial Loan Value equal to or greater than the sum of the outstanding aggregate principal amount of all the Loans that Borrower has obtained for such Portfolio and the accrued interest thereon, (vi) that after giving effect to the making of such Loan and the pledge of Collateral therefor, the representation and warranty of Borrower in Section 11(a) below continues to be correct and accurate, and (vii) that Bank has received from Borrower such documents as Bank may reasonably request.

     (b) The obligation of Bank to make the first Loan which it has, in its sole and absolute discretion, agreed to make shall be subject to the fulfillment of the condition precedent that, on or prior to the date of the making of such Loan, Bank shall have received from Borrower (i) the origination fee provided for in Section 13 below, (ii) for Borrower's most recent fiscal period for which they are available, a balance sheet and the related income statement ("Financials") for each Portfolio, as well as audited Financials for each Portfolio for Borrower's most recent fiscal year for which such audited Financials are available, and (iii) if requested by Bank, a Statement of Purpose (Federal Reserve Form U-1) duly completed and signed by Borrower.

     4. TERMS OF REPAYMENT; WAIVERS. (a) The principal amount of each Loan shall be repayable by Borrower at any time, whether or not an Event of Default has occurred and is then continuing, either (i) in full (together with all accrued interest on such Loan) upon demand by Bank to Borrower for such repayment in full, or (ii) in part (together with all accrued interest on such part) upon demand by Bank to Borrower for repayment of such part.

     (b) Performance by Borrower of all the obligations and covenants it has incurred and made under this Agreement shall in no way impair or compromise the right of Bank in its sole and absolute discretion to demand, at any time, repayment of all or any portion of any Loan.

     (c) Any Loan may also become repayable by Borrower, in whole or in part, as provided in Section 7(d) below, and shall become repayable by Borrower in its entirety as provided in Section 17 below upon the occurrence of an Event of Default with respect to the Portfolio for which such Loan was obtained.

     (d) Borrower may repay any Loan in its entirety or in part at any time, without premium or notice of any kind but together with all accrued interest on the amount thereof that is repaid.

     (e) Borrower hereby waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

     5. INTEREST AND OTHER CHARGES. (a) Borrower shall pay Bank interest, in arrears, on the principal amount of each Loan from the date on which such Loan is made pursuant to Section 2 above until such Loan is due under this Agreement, at a rate per annum during each Interest Period equal to 30-day LIBOR on the Interest Commencement Date of such Interest Period plus one percent (100 basis points).

     (b) All interest payable under this Agreement shall be calculated by Bank, on the basis of a 360-day year and for the actual number of days elapsed. Interest that pursuant to Section 5(a) above has accrued on a Loan during an Interest Period shall be payable (i) monthly on the 10th day of the calendar month next succeeding the calendar month in which such Interest Period ended (or if such 10th day is not a Business Day, on the next succeeding Business Day),
(ii) upon repayment of such Loan in full, and (iii) as otherwise provided in this Agreement.

     (c) Borrower shall pay Bank interest on any amount not paid by Borrower when due under this Agreement, from the date payment of such amount was due until the date such amount is paid, at a rate per annum during each Interest Period equal to 30-day LIBOR on the Interest Commencement Date of such Interest Period plus two percent (200 basis points). Such interest shall be payable on demand made by Bank from time to time.

     (d) Each determination of an interest rate by Bank pursuant to this Agreement shall be conclusive and binding on Borrower in the absence of manifest error.

     (e) In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines, in a final determination, that Bank has received interest and other charges hereunder in excess of such highest rate, Bank shall promptly refund such excess amount to Borrower, and the provisions hereof shall be deemed amended to provide for such permissible rate.

     6. PLACE AND MANNER OF PAYMENT. Borrower shall make all payments required to be made by it under this Agreement (whether of principal, interest or any other amount) prior to 11:00 A.M. New York time on the date such payment is due, at such address in the United States of America as Bank shall from time to time indicate to Borrower, in U.S. dollars and in immediately available funds.

     7. COLLATERAL SECURITY, PLEDGE AND LOAN VALUES. (a) On or before the date of the making of any Loan, (i) Borrower shall deliver to the Pledge Account of the Portfolio for which such Loan is to be obtained, or otherwise give to Bank as pledgee effective control over, securities which are acceptable to Bank in its sole and absolute discretion and on the date of the making of such Loan either (A) have an aggregate Initial Loan Value of no less than the principal amount of such Loan or (B) if there is on such date Excess Collateral consisting of Pledged Securities of such Portfolio, and/or cash in the Pledge Account of such Portfolio, have an aggregate Initial Loan Value of no less than the difference between (x) the principal amount of such Loan and (y) the aggregate Initial Loan Value of such Excess Collateral, (ii) Borrower shall deliver to Bank such instruments of assignment, signed in blank by Borrower, consents and other documents, all in form and substance satisfactory to Bank, as may be required to transfer such securities to Bank or to give Bank effective control over them, and (iii) if any of the securities transferred to Bank pursuant to this Section 7(a) are uncertificated securities, the issuer of such securities shall deliver to Bank a confirmation of the registration of such securities, or of the pledge thereof, in the name of Bank.

     (b) To secure the due and punctual payment of all of the Loans that Borrower obtains for a Portfolio, all accrued interest thereon and all other amounts that under this Agreement or the Custody Agreement may from time to time be payable by Borrower with respect to such Portfolio, and the performance by Borrower of all the obligations and covenants that it has incurred and made under this Agreement or the Custody Agreement on account of such Portfolio, Borrower hereby pledges, hypothecates, assigns, transfers and sets over to Bank, and grants to Bank a first priority, perfected security interest in and lien upon, (i) all Pledged Securities at any time in the Pledge Account of such Portfolio, including any uncertificated securities recorded therein, (ii) all other property of such Portfolio now or at any time hereafter in Bank's possession including, but not limited to, all other securities, monies, claims and credit balances, (iii) all property of such Portfolio now or at any time hereafter held by or through any of Bank's affiliates, including securities held in any accounts of such Portfolio with securities broker-dealer affiliates of Bank, and (iv) all proceeds, products and profits derived from any of the foregoing (including all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), and all books and records related to any of the foregoing (all of the foregoing Pledged Securities and other property, together with all other property of such Portfolio in which Borrower may hereafter grant a Lien to Bank, being herein collectively referred to as the "Collateral" from such Portfolio).

     (c) Bank and Borrower hereby agree that each partnership interest and other item of property (whether investment property, financial asset, security or instrument) held in or credited to any account of a Portfolio at Bank or at any affiliate of Bank shall be treated as a "financial asset" under Article 8 of the New York Uniform Commercial Code.

     (d) At all times while any Loan that it has obtained for a Portfolio is outstanding, Borrower shall maintain Collateral with Bank consisting of Pledged Securities of such Portfolio, and/or cash in the Pledge Account of such Portfolio, having an aggregate Maintenance Loan Value of not less than the sum of the outstanding aggregate principal amount of all the Loans obtained for such Portfolio and the interest accrued thereon. Forthwith upon demand made to Borrower by Bank, Borrower shall, at its option, either (i) deliver into the Pledge Account of the Portfolio with respect to which such demand was made, or otherwise give to Bank as pledgee effective control over, such additional securities of such Portfolio, which are acceptable to Bank in its sole and absolute discretion, or (ii) repay so much of the outstanding aggregate principal amount of the Loans obtained for such Portfolio, as, in either case, may be necessary for the aggregate Maintenance Loan Value of all Collateral consisting of Pledged Securities of such Portfolio, and/or cash in the Pledge Account of such Portfolio, to be no less than the sum of the outstanding aggregate principal amount of all such Loans and the interest accrued thereon.

     (e) The Initial Loan Value and the Maintenance Loan Value of any of the Pledged Securities of a Portfolio or other item of Collateral in the Pledge Account of such Portfolio are each an amount representing a percentage of the Market Value of such Pledged Security or other item of Collateral and shall be determined either in accordance with Schedule B hereto (which may be supplemented or revised at any time in the sole and absolute discretion of Bank) or from time to time by Bank in its sole and absolute discretion if such Initial Loan Value and Maintenance Loan Value are not set forth on such Schedule B, provided that any of such Collateral that is subject to a Lien other than one permitted under Section 16(b)(iv) below shall have no Initial or Maintenance Loan Value.

     (f) With the prior approval of Bank as to any substitute securities and/or other collateral and as to the manner of substitution, Borrower may at any time and from time to time substitute such securities and/or other collateral for all or some of the Collateral from a Portfolio, provided that no Event of Default has occurred and is continuing and that, immediately after giving effect to such substitution, the aggregate Initial Loan Value of all remaining Pledged Securities of such Portfolio, and cash in the Pledge Account of such Portfolio, is not less than the sum of the outstanding aggregate principal amount of the Loans obtained for such Portfolio and the interest accrued thereon.

     (g) If and for so long as any securities (including Pledged Securities) belonging to a Portfolio are listed on a national securities exchange in the United States of America, their Market Value shall be determined for all purposes by the last sales price for such Pledged Securities on any such exchange on the Business Day next preceding the date of determination or, if there was no sale on that Business Day, by the last sales price for such Pledged Securities on the next preceding Business Day on which there was a sale thereof on any such exchange, all as quoted on the Consolidated Tape of the New York Stock Exchange or, if not quoted on such Consolidated Tape, then as quoted by any such exchange. The Market Value of any other item of Collateral, and the Market Value of Pledged Securities if they are not listed on any such exchange, shall be determined by Bank for all purposes (i) based upon the prices bid (on the Business Day next preceding the date of determination) by banks and broker/dealers which regularly quote prices on property of the same type as such item of Collateral or (ii) if no such quotations are available for such Business Day, based upon such factors as Bank, in its sole and absolute discretion, shall determine. Market Value, in the case of interest-bearing Collateral, shall include accrued interest to the date on which such Market Value is determined. Each determination of Market Value by Bank shall be conclusive and binding on Borrower in the absence of manifest error.

     (h) Subject to Section 7(j) below, Bank shall promptly pay over to Borrower
(i) any and all cash dividends and interest paid on any of the Collateral from a Portfolio and received by Bank, and (ii) any other cash received by Bank on account of such Collateral (whether upon the repayment, redemption or exchange of any thereof or otherwise), unless, after giving effect to such payment of cash dividends or interest or other cash to Borrower, the aggregate Maintenance Loan Value of all Pledged Securities of such Portfolio, and cash in the Pledge Account of such Portfolio, would be less than the sum of the outstanding aggregate principal amount of all the Loans obtained for such Portfolio and the interest accrued thereon, in which case Bank shall promptly apply the amount of such cash to the repayment of such aggregate principal amount and the payment of such interest. Any and all non-cash distributions of property (including stock dividends) made for any reason whatsoever on or in respect of any of the Collateral from a Portfolio, which are received by Bank, shall be retained by Bank and held by it as part of the Collateral subject to this Agreement.

     (i) Subject to Section 7(j) below, Borrower shall be entitled to exercise, for any purpose not inconsistent with the terms of this Agreement, any and all voting and/or consensual rights and powers relating or pertaining to the Collateral from any Portfolio. In furtherance of such exercise, Bank shall deliver to Borrower all notices of meetings, proxy materials (other than proxies) and other materials which it receives regarding (i) Pledged Securities from the issuers thereof or, in the case of tender, exchange or similar offers for Pledged Securities, from the party (or its agent) making the offer and (ii) regarding Pledged Securities or any other item of Collateral, from any court having jurisdiction over (or from any Person who is a party to) reorganization, liquidation or other similar proceedings for the issuer of such Pledged Securities or the obligor on such other item of Collateral. Whenever Bank or any of its agents receives a proxy with respect to Pledged Securities, Bank shall promptly request instructions from Borrower on how such securities are to be voted, and shall give such proxy, or cause it to be given, in accordance with such instructions. If Borrower timely informs Bank that Borrower wishes to vote any such Pledged Securities in person, Bank shall promptly seek to have a legal proxy covering such securities issued to Borrower.

     (j) If an Event of Default occurs with respect to a Portfolio and for so long as it continues, Borrower shall cease to be entitled (i) to exercise any and all voting and/or consensual rights and powers relating or pertaining to any of the Collateral from such Portfolio and (ii) to receive any cash dividends and interest, or other cash, payable on or on account of any of such Collateral; and Bank shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and to receive and retain such dividends, interest and other cash. Any money received by Bank pursuant to this
Section 7(j), shall be retained by Bank as additional Collateral and applied in accordance with the provisions of this Agreement.

     (k)(i) Any time there is Excess Collateral from a Portfolio, and provided that no Event of Default has occurred with respect to such Portfolio and is continuing, Borrower may designate to Bank, in writing, any of such Excess Collateral, and Bank, promptly upon such designation, shall release such designated Excess Collateral from the lien and security interest granted in
Section 7(b) above and, if such designated Excess Collateral is under the control of Bank, deliver it (or control of it) pursuant to such instructions as Borrower may have given to Bank, provided that, immediately after giving effect to such delivery, the aggregate Initial Loan Value of all remaining Pledged Securities of such Portfolio, and cash in the Pledge Account of such Portfolio, is not less than the sum of the outstanding aggregate principal amount of all the Loans obtained for such Portfolio and the interest accrued thereon.

     (ii) Provided that no Event of Default has occurred and is continuing, and unless Borrower and Bank agree otherwise, Borrower shall have the right to deal freely under this Agreement in any item of Collateral which is neither a Pledged Security nor cash credited to the Pledge Account.

     (l) Upon (i) the payment in full of all the Loans obtained for a Portfolio, all accrued interest thereon and all other amounts payable by Borrower under this Agreement on account of such Portfolio, and (ii) the performance by Borrower of all the obligations and covenants that it has incurred and made under this Agreement on account of such Portfolio, the security interest and lien granted in Section 7(b) above in and upon the Collateral from such Portfolio shall terminate, and all of Bank's rights hereunder to such Collateral shall revert to Borrower. Upon notice from Borrower after such termination, Bank shall deliver to Borrower, or give Borrower effective control over, all such Collateral under Bank's control, and shall deliver to Borrower all instruments and documents evidencing such Collateral and such other documents as Borrower shall reasonably request to evidence such termination.

     8. PROTECTION OF SECURITY INTEREST. (a) Borrower shall, at its expense and from time to time, perform all steps reasonably requested by Bank at any time to perfect, maintain, protect and enforce Bank's security interest in and lien upon the Collateral from each Portfolio, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereto, in form and substance satisfactory to Bank, and (ii) obtaining such consents and registrations of transfer, providing such endorsements and executing and delivering such other documents as may be required for any sale, transfer or other disposition thereof by Bank. From time to time, Borrower shall, upon Bank's written request, promptly execute and deliver confirmatory written instruments pledging the Collateral from a Portfolio to Bank, but any failure by Borrower to do so shall not affect or limit Bank's security interest in, lien upon or other rights in and to such Collateral. Until payment in full of all the Loans obtained for a Portfolio, all accrued interest thereon and all other amounts payable by Borrower under this Agreement on account of such Portfolio, and the performance by Borrower of all the obligations and covenants that it has incurred or made under this Agreement on account of such Portfolio, Bank's security interest in the Collateral from such Portfolio shall continue in full force and effect.

     (b) Borrower hereby irrevocably appoints Bank its true and lawful attorney in its name, place and stead, and at its expense, in connection with the preservation and enforcement of Bank's rights and remedies under this Agreement
(i) to receive, endorse and collect all checks and other orders for the payment of money made payable to Borrower representing any dividend, interest or other distribution payable or distributable in respect of any of the Collateral from a Portfolio and to give full discharge for the same, (ii) to give all notices, obtain all consents, effectuate all registrations in Bank's name or that of a proposed purchaser or other transferee and make all transfers of all or any part of such Collateral which are necessary or appropriate in connection with any sale, transfer or other disposition thereof pursuant to this Agreement, (iii) to date, insert therein the name of an assignee, and deliver each of any instruments of assignment delivered to Bank pursuant to Section 7(a) above, and to prepare and execute all such amendments thereto as may be required to obtain any consent necessary for Bank's sale, transfer or other disposition of the item of Collateral to which such instrument of assignment pertains, (iv) to execute and deliver for value all necessary or appropriate assignments and other instruments in connection with any such sale, transfer or other disposition, and
(v) to execute and deliver all other documents, and do all other acts and things, which Bank deems appropriate in such connection. Borrower hereby ratifies and confirms all that Bank, as Borrower's attorney, may lawfully do hereunder and pursuant hereto, but, nevertheless, at Bank's request or that of the purchaser or other transferee in question, Borrower shall ratify and confirm any sale, transfer or other disposition of Collateral pursuant to this Agreement in such manner as Bank or such purchaser or other transferee may reasonably specify in such request.

     9. OTHER LIENS. Borrower represents and warrants to Bank that all the Collateral from each Portfolio is owned by Borrower free and clear of all Liens whatsoever and that (except for Liens permitted under Section 16(b) below) it will continue to be so owned by Borrower.

     10. USE OF PROCEEDS. Borrower represents and warrants to Bank that the proceeds of each Loan will be used to purchase and carry investment securities, all as part of Borrower's business as a management investment company registered under the 1940 Act.

     11. OTHER REPRESENTATIONS AND WARRANTIES. Borrower further represents and warrants to Bank that:

     (a) at no time shall the Collateral from any Portfolio include any Pledged Securities or other property in an amount such that (without taking any other relationships or assets of Bank into account) Bank, either upon exercising its rights under Section 18 below or otherwise, would become a holder of 10% or more of any class of any equity security of any issuer or would become (or be presumed to be) an affiliate of any issuer of securities (as such term "affiliate" is defined for purposes of the Securities Act of 1933);

     (b) Borrower is not an affiliate (as such term "affiliate" is defined for purposes of the Securities Act of 1933) of the issuer of any Pledged Security (or other security included in the Collateral);

     (c) if any Pledged Securities are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, then at least two years have elapsed since the later of the date such Pledged Securities were acquired by any Person from the issuer thereof or from an affiliate of such issuer (as such term "affiliate" is defined for purposes of the Securities Act of 1933), and, assuming that Bank is not an affiliate of the issuer of such securities (as such term "affiliate" is defined for purposes of the Securities Act of 1933), Bank may, in the exercise of its rights under Section 18 below, sell such Pledged Securities pursuant to paragraph (k) of such Rule 144;

     (d) Borrower (i) is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is subject to and duly registered as a management investment company in accordance with the 1940 Act, (iii) is qualified to do business and is in good standing in all states in which qualification and good standing are necessary in order for it to conduct the business and own the property of each Portfolio, and (iv) has all requisite power and authority to conduct the business and own the property of each Portfolio, to execute and deliver this Agreement and to perform its obligations hereunder;

     (e) this Agreement has been duly and validly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, subject, as to enforceability of remedies, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity;

     (f) Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and such authorization, delivery and performance do not and will not (i) violate its corporate charter or by-laws
(or,  if  Borrower  is a trust,  its  declaration  of trust)  or any law,  rule, regulation, order, judgment, injunction, decree, determination or award presently in effect and applicable to it or any Portfolio, (ii) require any consent or result in a breach of or constitute a default under any agreement, lease or instrument to which it is a party or by which it or any of the assets of any Portfolio may be bound or affected, or (iii) result in or require the creation or imposition of any Lien (other than in favor of Bank pursuant to this Agreement) upon or with respect to any of the properties of the Portfolios that is now owned or hereafter acquired by it;

     (g) no recording, order, authorization, consent, license, registration, approval, exemption, filing, notice or other similar action by or with any governmental body, governmental official or other regulatory authority (except such as have been obtained and copies or confirmations of which have been delivered by Borrower to Bank) is or will be necessary (i) for the legality, validity, binding effect or enforceability of this Agreement, (ii) to permit the performance by Borrower of its obligations under this Agreement in accordance with the terms thereof, (iii) to enable Bank to enforce its rights and remedies under this Agreement, including any sale, transfer or other disposition by Bank of all or any part of the Collateral from a Portfolio or (iv) to create and perfect the Lien granted under this Agreement on the Pledged Securities of any Portfolio and other Collateral recorded in the Pledge Account of such Portfolio;

     (h) Borrower has no Indebtedness for which any Portfolio is liable other than Indebtedness permitted under Section 16(a) below;

     (i) Borrower is not in default with respect to any Indebtedness for which any Portfolio is liable;

     (j) except as disclosed by it to Bank in writing prior to the date of this Agreement, there is no litigation or other proceeding pending or, to its knowledge, threatened against or affecting Borrower or any Portfolio which, if determined adversely to it, would have a material adverse effect (i) on the financial condition, operations or business of Borrower or such Portfolio or
(ii) on any of the Collateral from such Portfolio; and

     (k) the balance sheet of each Portfolio as of December 31,____, and the related income statement for the 12-month period then ended and the balance sheet of such Portfolio as of June 30, ____ and the related income statement for the six-month period then ended, copies of all of which have heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing in connection with the request for the credit contemplated by this Agreement are true and correct, and said financials fairly present the financial condition of such Portfolio as at the dates thereof and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, however, to year-end audit adjustments in the case of such financials for the six-month period ended June 30, _____. Since ___________ __, 200_, there have been no changes in the assets or liabilities or financial condition of any Portfolio other than changes in the ordinary course of business, and no such changes have been materially adverse changes. Borrower has no knowledge of any liabilities of any Portfolio at said dates, contingent or otherwise (and Borrower has not, on behalf of such Portfolio, entered into any commitments or contracts or incurred any other liabilities), which are not reflected in said balance sheets of such Portfolio and may have a materially adverse effect upon such Portfolio's financial condition, operations or business as now conducted.

     12. REITERATION OF REPRESENTATIONS. The representations in Sections 9, 10 and 11 above shall be deemed to be repeated by Borrower each time a Loan is made.

     13. ORIGINATION FEE. Upon execution of this Agreement, Borrower shall pay Bank an origination fee of $5,000 for the establishment of the credit facility provided in this Agreement.

     14. REPORTING. (a) As soon as available, and in any event within 45 days after the close of the first half of each fiscal year of Borrower, commencing with the half ending on June 30, 200_, Borrower shall deliver to Bank the balance sheet of each Portfolio at the end of such half and its income statement for the portion of the fiscal year ending on the last day of such half, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by Borrower's chief financial or accounting officer, subject, however, to year-end audit adjustments.

     (b) As soon as available, and in any event within 90 days after the close of each of its fiscal years, Borrower shall deliver to Bank the balance sheet of each Portfolio as at the close of such fiscal year and its income statement for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the close of and for the previous fiscal year, audited by certified public accountants satisfactory to Bank and accompanied by a report thereon, satisfactory to Bank, issued by such accountants.

     (c) Promptly after the same are available, Borrower shall deliver to Bank copies of all reports and other material that Borrower may send to shareholders in any Portfolio.

     15. BORROWER'S OTHER AFFIRMATIVE COVENANTS. Borrower covenants with Bank that until the payment in full of all Loans, all accrued interest thereon and all other amounts payable by Borrower under this Agreement, and the performance by Borrower of all its obligations and covenants under this Agreement, it shall:

     (a) maintain and preserve its existence and all rights, privileges, approvals and other authority adequate for the conduct of the business of each Portfolio;

     (b) promptly notify Bank in writing of any violation by Borrower of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to it or any Portfolio which would likely materially and adversely affect the Collateral from any Portfolio or the financial condition, operations or business of such Portfolio;

     (c) promptly notify Bank in writing of any default by Borrower with respect to any Indebtedness for which a Portfolio is liable;

     (d) promptly execute and deliver to Bank such Statements of Purpose (Federal Reserve Form U-1's) under Regulation U of the Board of Governors of the Federal Reserve System as Bank may request from Borrower with regard to any Pledged Securities; and

     (e) promptly upon Bank's request therefor, deliver to Bank such information and documents regarding Borrower as Bank may from time to time request from Borrower.

     16. BORROWER'S NEGATIVE COVENANTS. Borrower covenants with Bank that until the payment in full of all Loans, all accrued interest thereon and all other amounts payable by Borrower under this Agreement, and the performance by Borrower of all its obligations and covenants under this Agreement, it shall not:

     (a) create, incur, assume or permit to exist any Indebtedness for which any Portfolio is liable, except for Loans outstanding hereunder and Indebtedness to affiliates of Bank; or

     (b) create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired of any Portfolio, other than (i) Liens for taxes not delinquent or which are being contested in good faith and in appropriate proceedings; (ii) Liens in connection with workers' compensation, unemployment insurance or social security obligations; (iii) mechanics', workmen's, materialmen's, landlords', carriers' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith; (iv) Liens in favor of Bank; and (v) in the case of Collateral consisting of property held by or through Bank's affiliates, Liens in favor of such affiliates.

     17. EVENTS OF DEFAULT. It shall constitute an Event of Default hereunder with respect to a Portfolio (and upon the occurrence thereof the then outstanding principal amount of each Loan that Borrower has obtained for such Portfolio and all accrued interest thereon shall become immediately due and payable, without demand, presentment or notice of any kind, all of which are hereby expressly waived) if at any time:

     (a) Borrower fails to pay, when and in the amount due, the principal amount of any Loan that Borrower has obtained for such Portfolio; or

     (b) Borrower fails to make or pay when due any interest payment, charge or other amount required to be made or paid by it under this Agreement on account of any Loan that Borrower has obtained for such Portfolio, and such failure continues for a period in excess of five Business Days; or

     (c) Borrower fails, with respect to a Loan that it has obtained for such Portfolio, to transfer to Bank, and/or give to Bank effective control over, Collateral in accordance with Section 7(d) above upon demand therefor made by Bank orally or in writing; or

     (d) Borrower fails to perform or observe any other term, covenant or condition to be performed or observed by it under this Agreement on account of such Portfolio, and such failure continues for a period in excess of ten days; or

     (e) any representation or warranty made by Borrower in Sections 9, 10 or 11 above proves to have been incorrect in any material respect on any of the dates as of which made or deemed to have been repeated; or

     (f) the Custody Agreement at any time ceases to be in full force and effect, or Borrower fails to perform or observe any material term, covenant or condition thereof which is to be performed or observed by it thereunder; or

     (g) Borrower defaults in the payment when due, whether at stated maturity or otherwise, or within any applicable grace period, of any Indebtedness for which any Portfolio is liable (other than Indebtedness under this Agreement) in a principal amount of more than $100,000, whether now or hereafter existing; or

     (h) Borrower fails to perform any other term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any Indebtedness (whether now or hereafter existing)for which any Portfolio is liable in a principal amount of more than $100,000, or any event occurs or condition exists, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness (with or without the giving of notice, lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or

     (i)(i) Borrower as debtor or on behalf of such Portfolio as debtor commences a case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seeks the appointment of a receiver, trustee, custodian or similar official for itself or such Portfolio or a substantial part of such Portfolio's property, (ii) any such case or proceeding is commenced against Borrower or against Borrower with respect to such Portfolio, or another seeks such an appointment, which (A) is consented to or not timely contested by it, (B) results in the entry of an order for relief, such an appointment, or the entry of an order having a similar effect, or (C) is not dismissed within 60 days, (iii) it makes, for the benefit of creditors, a general assignment of its assets or of the assets of such Portfolio, or (iv) it admits in writing its inability to pay its debts as they become due or its inability to pay from the assets of such Portfolio the debts that are payable therefrom; or

     (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 are rendered against Borrower or against Borrower with respect to such Portfolio, and (A) the same remain undischarged for a period of 14 or more consecutive days during which execution thereof is not effectively stayed upon appeal or otherwise or (B) any proceeding by a creditor to enforce the same is pending; or

     (k) any event or circumstance occurs which in the reasonable judgment of Bank materially impairs the creditworthiness of Borrower or the creditworthiness of Borrower by reference to the assets of such Portfolio or its ability to perform the payment or other obligations that it has under this Agreement on account of such Portfolio; or

     (l) Borrower suspends its shareholders' right to redeem redeemable securities issued by Borrower on account of such Portfolio or postpones the date of payment or satisfaction upon redemption of any such redeemable securities; or

     (m) Borrower ceases to be registered under the 1940 Act as a management investment company, is dissolved or ceases to do business.

     18. BANK'S RIGHTS AND REMEDIES. (a) If an Event of Default with respect to a Portfolio occurs hereunder and is continuing, then, in addition to having the right to exercise any rights and remedies available to a secured creditor under applicable law, Bank shall have (i) the right (without being required to give any notice to Borrower except as may be required in Section 18(c) below) to sell, publicly or privately, at a place of Bank's choosing, any or all of the Collateral from such Portfolio and (in such order as Bank in its sole and absolute discretion may determine) to apply the proceeds of such sale to the payment of the principal of, and accrued interest on, the Loans obtained for such Portfolio and of any other amounts payable by Borrower under this Agreement on account of such Portfolio, and (ii) the right to apply to the payment of such principal, interest and other amounts (in such order as Bank in its sole and absolute discretion may determine) any cash held by Bank as part of the Collateral from such Portfolio pursuant to Section 7(j) above.

     (b) If any Pledged Securities or other items of Collateral from a Portfolio are, in whole or in part, actually convertible into or exchangeable for securities or other property, then, upon the occurrence of an Event of Default with respect to such Portfolio and for so long as it continues, Bank shall have the right, in its sole and absolute discretion, instead of selling such Pledged Securities or other items of Collateral as provided in Section 18(a) above, to convert or exchange them pursuant to the terms applicable thereto, to apply any cash received by Bank in such conversion or exchange to the payment of the principal of and accrued interest on the Loans obtained for such Portfolio and of any other amounts payable by Borrower under this Agreement on account of such Portfolio, and to sell as provided in Section 18(a) above any securities or other property it receives in such conversion or exchange.

     (c) If any of the Pledged Securities and other items of Collateral from each Portfolio are of a type customarily sold on recognized markets, then no notification to Borrower of any public or private sale thereof by Bank is required, provided, however, that if any such notice is required by applicable law with respect to any such sale, then one Business Day's notice thereof shall be reasonable notification to Borrower.

     19. NO WAIVER. No failure by Bank to exercise any right, power or remedy under this Agreement, and no delay by Bank in exercising any such right, power or remedy, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise by Bank of any other right, power or remedy. The rights and remedies of Bank provided for in this Agreement are cumulative and not exclusive of any rights and remedies otherwise available.

     20. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of the parties with respect to the Loans, and, except as provided in
Section 5(e) above, no amendment, modification, termination or waiver of any provision thereof or consent to a departure therefrom by Borrower shall be effective unless the same is in writing and signed by both Bank and Borrower.

     21. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns, provided, however, that except as provided in Section 21(b) below it may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment in violation of this provision shall be null and void.

     (b) Section 21(a) above notwithstanding, Bank may from time to time, in its sole and absolute discretion and without Borrower's further consent, (i) assign this Agreement and the Loans to any affiliate of Bank which is a bank (as defined in the 1940 Act) or (ii) sell participations in any Loan or Loans, provided, however, that, in the case of any such sale of participations, Bank's obligations under this Agreement shall remain unchanged and it shall remain solely responsible to Borrower for its performance thereof.

     22. GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. Bank's jurisdiction as a securities intermediary shall, for purposes of the New York Uniform Commercial Code, be the State of New York.

     (b) Any suit, action or proceeding with respect to this Agreement or any Loan may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise. Each of the parties hereto irrevocably waives its right to trial by jury in any action, suit or proceeding with respect to this Agreement or any Loan.

     23. NOTICES. Unless otherwise specified, any notice or demand hereunder shall be sent, delivered or transmitted to the recipient at the address or relevant telephone number set forth after its name hereinbelow:


                  If to Bank, at:

                           CUSTODIAL TRUST COMPANY
                           101 Carnegie Center
                           Princeton, NJ 08540-6231
                           Attention: Loan Compliance Officer
                           Telephone: (609) 951-2313
                           Facsimile: (609) 951-2317


                  If to Borrower, at:

                           AIP ALTERNATIVE STRATEGIES FUNDS
                           c/o U.S. Bancorp Mutual Fund Services
                           P.O. Box 701
                           Mlwaukee, WI 53201
                           Attention:
                           Telephone: (___) ___-____
                           Facsimile: (___) ___-____

or to such other address or telephone number as each party may designate for itself by like notice.

     24. EXPENSES. Borrower shall pay or, at the election of Bank, shall reimburse Bank for paying, (a) all reasonable costs, fees and expenses (including reasonable attorneys' fees) incurred by Bank in connection with the administration or enforcement of this Agreement and Bank's security interest in the Collateral, and (b) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any tax or other governmental authority in respect of this Agreement or any Loan.

     25. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement (and the validity, legality and enforceability of such provision in any other jurisdiction) shall not be affected or impaired thereby.

     26. OBLIGATIONS SEVERAL. Only the assets of the Portfolio for which Borrower has obtained a Loan shall be available for the repayment of such Loan, for the payment of accrued interest thereon and other amounts payable with respect thereto, and for the performance by Borrower of the obligations and covenants that it has incurred and made under this Agreement on account of such Portfolio, and Bank shall have no recourse against the assets of any other Portfolio for such repayment, payment and performance.

     27. MISCELLANEOUS. (a) All agreements, representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the making of any Loan.

         (b) The Custody Agreement is hereby made subject to this Agreement, and this Agreement shall control in the event of any conflict or inconsistency between them.

     (c) Bank shall not be under any obligation at any time to ascertain whether Borrower in its entirety or with respect to any Portfolio is in compliance with the 1940 Act, the regulations thereunder, the provisions of its charter documents or by-laws (or if Borrower is a trust, its declaration of trust), or such Portfolio's investment objectives and policies then in effect.

     (d) To the extent that the trustees of Borrower are regarded as entering into this Agreement, they do so only as trustees of Borrower and not individually. The obligations under this Agreement of Borrower shall not be binding upon any trustee, officer or employee of Borrower individually, or upon any holder of shares of Borrower individually, but shall be binding only upon the assets and property of the Portfolio on whose account they were incurred, and such trustees, officers, employees and holders, when acting in such capacities, shall not be personally liable under this Agreement. As provided in
Section 26 above, Bank shall look solely to assets and property of Borrower for the performance of this Agreement and the payment of any claim against Borrower under this Agreement.

     (e) Bank shall be held to the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and shall be deemed to have exercised such care if such Collateral is accorded treatment substantially equal to that which Bank accords to its own property.

     (f) Except to the extent that pursuant to Section 27(e) above Bank may be liable to Borrower for Bank's negligence in the custody and preservation of Collateral in Bank's possession, and except as may be otherwise provided in the matter of collateral by applicable provisions of the Uniform Commercial Code as in effect in the State of New York, Bank shall be without liability to Borrower for any loss, damage, cost, expense, liability or claim which does not arise from willful misfeasance, bad faith or gross negligence on the part of Bank in taking or omitting to take any action under this Agreement.

     (g) Bank shall have the continuing and exclusive right to apply, in such order as it may in its sole discretion from time to time determine, to any portion of the Loans obtained for a Portfolio, or to the accrued interest thereon, any and all payments that Borrower makes to Bank with respect to such Loans. All payments by Borrower to Bank pursuant to this Agreement shall be made without set-off, and none of such payments shall be subject to any counterclaim by Borrower. To the extent that Borrower makes a payment or Bank receives any payment for Borrower's benefit, which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy, reorganization or insolvency law, common law or equitable cause, then, to such extent, the obligation hereunder of Borrower which was to have been satisfied by such payment shall be revived and continue as if such payment had not been received by Bank.

     (h) The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     (i) This Agreement may be executed in one or more counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.



                        AIP ALTERNATIVE STRATEGIES FUNDS





                                                     By:________________________

                                                     Name:______________________

                                                     Title:



                                                     CUSTODIAL TRUST COMPANY


                                                     By:________________________

                                                     Name:______________________

                                                     Title:



                                   SCHEDULE A


                                   PORTFOLIOS


Alpha Strategies I Fund




                                   SCHEDULE B


Collateral Type                             Loan Value (as a  % of Market Value)


Maintenance                                 Initial


Cash                                        100%      100%


[Type of security]                           %            %



[Type of security]                           %            %